Exhibit 10.35.1


Patent, Information and Trademark Agreement - Amendment No. 1

The agreement dated February 9, 1998 by and between Compositech Ltd. and Compositech Taiwan or Compositech Technologies Inc. is hereby amended effective February 9, 1998 as follows:

Article 1.2 Licensed Products and Article 1.3 Licensor's Patents are deleted and replaced by the following:

1.2 Licensed Products. "Licensed Products" shall mean copper clad laminates for use as printed circuit boards, in which the filaments in the layers are parallel rather than woven, but excluding all such laminates within the scope of any claims of Licensor's Patents relating to (i) multilayer printed circuit boards, as defined in claims 86-95 or made by the method defined in claims 96-104 of Licensor's R.O.C. patent 34,906, and (ii) integral circuits, as defined in claims 19 and 35 or made according to the method or with the apparatus defined in claims 16, 33, 34, 36, 37, 43, 44, 53, 54 or 72 of Licensor's R.O.C. patent
34,906, provided that the metal or conductive surface is in the form of a circuit and further provided that the circuit is formed on the tooling and transferred to the laminate or printed circuit board during the molding process.

1.3 Licensor's Patents. "Licensor's Patents" shall mean all patents and/or applications in the Territory owned or controlled by Licensor or under which Licensor has the right to grant licenses at any time during the term of this Agreement and relating to the field of Licensed Products, and any and all reissues, extensions, patents of addition and patents for improvements thereon, including Licensor's R.O.C. Patent No. 34906 but excluding claims or parts of claims relating to (i) multilayer printed circuit boards, as defined in claims 86-95 or made by the method defined in claims 96-104 of Licensor's R.O.C. patent 34,906, and (ii) integral circuits, as defined in claims 19 and 35 or made according to the method or with the apparatus defined in claims 16, 33, 34, 36, 37, 43, 44, 53, 54 or 72 of Licensor's R.O.C. patent 34,906, provided that the metal or conductive surface is in the form of a circuit and further provided that the circuit is formed on the tooling and transferred to the laminate or printed circuit board during the molding process.


                                            COMPOSITECH LTD.


                                            BY:____________________________
                                            Name:  Fred E. Klimpl
                                            Title:  President


                                            COMPOSITECH TAIWAN (or
                                            Compositech Technologies,
                                            Inc.)


                                            BY: ___________________________
                                            Name:
                                            Title:


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